Exhibit 4.20

July 30, 2003

U S Liquids Inc.
411 N. Sam Houston Pkwy. E.
Houston, TX 77060
Attention: Treasurer

     Re: Sixteenth Amendment, Waiver and Consent

Ladies and Gentlemen:

     Please refer to (a) the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the “Credit Agreement”) among U S Liquids Inc. (the “Company”), various financial institutions and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent; and (b) each of the following documents: the waiver dated October 4, 2002, the waiver dated October 25, 2002, the waiver and amendment dated as of December 23, 2002, the waiver and amendment dated January 14, 2003, the waiver and amendment dated as of January 31, 2003 (the “1/31/03 Waiver”), the waiver and amendment dated as of March 31, 2003 (the “3/31/03 Waiver”), the amendment and consent dated as of June 30, 2003, and the letter agreement dated as of July 15, 2003 regarding the deferral of interest (collectively, the “Prior Waiver Letters”).

     Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

     1.     Introduction. The Company has requested that the Banks (a) consent to a corporate restructuring transaction, (b) waive an existing covenant default, (c) defer an upcoming required interest payment and (d) extend the Termination Date.

     2.     Agreements Requiring the Consent of all Banks.

     (a)  Three Cities APA. The Banks consent to (i) the disposition of Romic Environmental Technologies Corporation, Parallel Products of Kentucky, Inc., U S Liquids of La., L.P. and USL Parallel Products of California (collectively the “Released Subsidiaries”) contemplated by the Merger and Partnership Purchase Agreement dated July 21, 2003 among ERP Environmental Services, Inc., the Company and various Subsidiaries, substantially in the form presented to the Banks on July 21, 2003 (the “Three Cities APA”), and (ii) the release by the Agent of the Released Subsidiaries from their obligations under the Loan Documents upon consummation of such disposition; provided that (A) the Net Cash Proceeds payable to the Company and its Subsidiaries under the Three Cities APA shall not be less than $65,871,668 and (B) promptly upon the receipt thereof by the Company or any Subsidiary, (I) such Net Cash Proceeds (excluding (i) the ESRP Amount (as defined in Section 3(c)) and (ii) the Three Cities Escrow Amount (as defined in this Section 2(a)) shall be applied to pay amounts then due under the Credit Agreement in the following order of application: first, to all costs and expenses of the Agent, second, to all Deferred Interest (as defined in the 3/31/03 Waiver), third, to all unpaid waiver and amendment fees (including, without limitation, the fee payable pursuant to Section 7), fourth, to all other accrued and unpaid interest under the Credit Agreement, fifth, to prepay

U S Liquids Inc.
July 30, 2003

Loans and, sixth, to any other amount then payable under the Credit Agreement; and (II) the Commitment Amount shall be reduced by an amount equal to such Net Cash Proceeds minus the sum of (w) $2,256,273 plus (x) the ESRP Amount plus (y) an amount equal to the $2,000,000 required to be escrowed by the Company under the provisions of the Three Cities APA (the “Three Cities Escrow Amount”) plus (z) all amounts described in clauses “first” through “fourth” under the preceding clause (I).

     (b)  Deferral of Interest Payment. The Banks agree that the Company may defer, to the earlier of August 29, 2003 and the date of the consummation of the sale contemplated by the Three Cities APA (such earlier date, the “Deferred Payment Date”), the payments of interest on the Loans (including previously deferred interest) that are currently scheduled to be paid on July 31, 2003. Such deferred interest shall be capitalized, shall bear interest at a per annum rate equal to the sum of the Reference Rate plus 7.0% and, together with the interest earned on such amount, shall constitute “Deferred Interest” under and as defined in the 3/31/03 Waiver.

     (c)  Deferral of Commitment Reductions. The Banks agree that the Company may defer to August 29, 2003 the $2,100,000 and $3,400,000 reductions in the Commitment Amount that are currently scheduled to occur on July 31, 2003.

     (d)  Extension of Termination Date. The definition of “Termination Date” set forth in Section 1.1 of the Credit Agreement is amended by deleting the reference to “July 31, 2003” therein and substituting “August 29, 2003” therefor.

     3.     Agreements Requiring the Consent of the Required Banks.

     (a)  Deferral of Waiver/Amendment Fees. The Banks agree that, notwithstanding anything to the contrary contained in the 1/31/03 Waiver the 3/31/03 Waiver, the Company may defer payment of the waiver/amendment fees for the 1/31/03 Waiver and the 3/31/03 Waiver until the Deferred Payment Date.

     (b)  Waiver. The Required Banks waive through August 29, 2003 any Event of Default arising from the failure of the Company to comply with Section 10.26 of the Credit Agreement for the month ended April 30, 2003.

     (c)  Application of Certain Proceeds under Three Cities APA. The Required Banks agree that a portion of the Net Cash Proceeds (the “ESRP Amount”) payable to the Company or any Subsidiary under the Three Cities APA shall be used to fund officer and employee severance payments pursuant to the terms of an Employee Severance and Retention Plan (the “ESRP”) maintained by the Company and the Released Subsidiaries; provided that (i) the ESRP Amount shall not exceed the lesser of (x) the maximum amount required under the terms of the ESRP and (y) $2,460,000; and (ii) such proceeds shall (A) prior to the execution of an escrow agreement or a trust agreement satisfactory to the Agent (the “Escrow Agreement”), be delivered to and held by the Agent as cash collateral, and (B) upon execution of the Escrow Agreement, be deposited into an escrow account or a trust account (as applicable) maintained with a financial institution (other than the Agent or any Bank) reasonably acceptable to the Agent. The Escrow Agreement shall provide that the Company acknowledges that such proceeds constituted the identifiable

U S Liquids Inc.
July 30, 2003

collateral proceeds of the Agent at the time of their deposit into such escrow or trust and that the Agent shall retain a lien and security interest in, to, and on all rights of the Company to receive any funds from the escrow or trust account and that the lien of the Agent in the ESRP Amount shall be released only as and to the extent that any portion of the ESRP Amount is properly paid to officers and employees pursuant to the ESRP, and that, upon the determination that any officer or employee is not eligible to receive his or her designated portion of the ESRP Amount pursuant to the ESRP, such portion shall promptly be delivered to the Agent for application pursuant to Section 3(e) of the 3/31/03 Waiver.

     4.     Limitation on Outstandings. During the period from the date hereof through the Termination Date, the Company shall not request, and the Banks shall have no obligation to make (and the Issuing Bank shall have no obligation to issue), any Loan or Letter of Credit.

     5.     Security Interest in Payments under Three Cities APA. The Company acknowledges and agrees and shall undertake to further confirm (to the extent requested by the Agent’s counsel) that the Agent shall have a continuing perfected security interest in all amounts payable to the Company or any Subsidiary under the Three Cities APA. Consistent with, but without limiting the generality of any of the other provisions of this letter, upon each determination that any portion of the Three Cities Escrow Amount is payable to the Company, such amount promptly shall be delivered to the Agent for application pursuant to Section 3(e) of the 3/31/03 Waiver.

     6.     Effectiveness. This letter shall become effective upon receipt by the Agent of the following:

     (a)  counterparts hereof (or facsimiles thereof) executed by the Company and the Required Banks; provided that the agreements set forth in Section 2 shall not become effective until receipt by the Agent of counterparts hereof (or facsimiles thereof) executed by the Company and each Bank;

     (b)  a confirmation of the Guarantors substantially in the form of Exhibit A;

     (c)  copies of certificates evidencing liability and casualty insurance of the Company and its Subsidiaries, in form and substance acceptable to the Agent;

     (d)  a copy of the operative documents governing the ESRP, which shall be in form and substance acceptable to the Required Banks; and

     (e)  evidence that the Company has paid all fees and expenses of the Agent (including all attorneys’ fees and charges) incurred on or prior to the date hereof).

     7.     Amendment Fee. In consideration of the execution and delivery hereof by the Banks, the Company agrees that it will pay to the Agent, for the account of the Banks according to their respective Percentages, an amendment fee of $200,000. Such fee shall be fully earned upon the effectiveness of this letter and shall be payable on the Deferred Payment Date.

U S Liquids Inc.
July 30, 2003

     8.     Miscellaneous.

     (a)  This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. The Agent and the Banks hereby reserve all of their rights, powers and remedies under the Credit Agreement and applicable law.

     (b)  This letter may be executed in counterparts and by the parties hereto on separate counterparts.

     (c)  This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     (d)  Except as otherwise expressly amended or modified herein, the Credit Agreement and the Prior Waiver Letters (including the representations, warranties, covenants and Events of Default contained therein) shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     (e)  The Agent and the Banks do not waive any, but instead hereby expressly reserve all, claims, rights, power and remedies available to the Agent and the Banks under the Credit Agreement and/or applicable law, including with respect to (i) the Events of Default relating to the failure by the Company to comply with the provisions of Sections 10.6.1, 10.6.3 and 10.27 of the Credit Agreement and (ii) any other event (whether now existing or hereafter arising) that constitutes an Event of Default or Unmatured Event of Default.

     (f)  The Company shall deliver to the Agent not later than August 4, 2003 copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this letter and the performance by the Company of its obligations hereunder.

[Signature Pages Follow]

U S Liquids Inc.
July 30, 2003

     Please acknowledge the foregoing by signing a copy of this letter and returning it to the Agent.

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:

Title:

BANK OF AMERICA, N.A., as a Bank

By:

Title:

FLEET NATIONAL BANK

By:

Title:

BANK ONE, NA

By:

Title:

THE BANK OF NOVA SCOTIA

By:

Title:

UNION BANK OF CALIFORNIA

By:

Title:

U S Liquids Inc.
July 30, 2003

COMERICA BANK

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title:

BNP PARIBAS

By:

Title:

By:

Title:

ACKNOWLEDGED AND AGREED:

U S LIQUIDS INC.

By:

Title:

U S Liquids Inc.
July 30, 2003

CONFIRMATION

July      , 2003

To:	Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

     Please refer to the amendment, waiver and consent letter dated as of the date hereof (the “Amendment and Consent”) with respect to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc., various financial institutions (the “Banks”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent (the “Agent”).

     Each of the undersigned hereby confirms to the Agent and the Banks that such undersigned has received a copy of the Amendment and Consent and that, after giving effect to the Amendment and Consent and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

EARTH BLENDS, INC.
MBO, INC.
THE NATIONAL SOLVENT EXCHANGE CORP.
PARALLEL PRODUCTS OF FLORIDA, INC.
PARALLEL PRODUCTS OF KENTUCKY, INC.
RE-CLAIM ENVIRONMENTAL LOUISIANA, L.L.C.
ROMIC ENVIRONMENTAL TECHNOLOGIES CORPORATION
USL FIRST SOURCE, INC.
U S LIQUIDS GREAT LAKES, INC.
U S LIQUIDS OF HOUSTON, L.L.C.
U S LIQUIDS OF DALLAS, L.L.C.
U S LIQUIDS OF CENTRAL TEXAS, L.L.C.
U S LIQUIDS OF CONNECTICUT, INC.
U S LIQUIDS OF GREATER CHICAGO, INC.
U S LIQUIDS OF PENNSYLVANIA, INC.
U S LIQUIDS OF TEXAS, INC.
U S LIQUIDS LP HOLDING CO.
U S LIQUIDS NORTHEAST, INC.
U S LIQUIDS TERMINAL SERVICES, INC.
U S LIQUIDS OF DETROIT, INC.

U S Liquids Inc.
July 30, 2003

U S LIQUIDS OF FLORIDA, INC. USL ENVIRONMENTAL SERVICES, INC. USL GENERAL MANAGEMENT, INC. USL PARALLEL PRODUCTS OF CALIFORNIA WASTE RESEARCH AND RECOVERY, INC. WASTE STREAM ENVIRONMENTAL, INC.

By:

Name:

Title:

U S LIQUIDS OF LA., L.P.

By: MBO, Inc., its General Partner

By:

Name:

Title:

USL MANAGEMENT LIMITED PARTNERSHIP

By: USL General Management, Inc., its General Partner

By:

Name:

Title:

GEM MANAGEMENT, INC.

By:

Name:

Title: